Exhibit 1.1

FORM OF UNDERWRITING AGREEMENT

[   •   ] Shares

[   •   ] Warrants to Purchase Shares1

Ameri Holdings, Inc.

Common Stock, par value $0.01 per share

UNDERWRITING AGREEMENT

November [   •   ], 2017

Northland Securities, inc.

As representative of the several Underwriters

Named on Schedule IV hereto

45 South Seventh Street, Suite 2000

Minneapolis, Minnesota 55402

Ladies and Gentlemen:

Ameri Holdings, Inc., a Delaware corporation (the “Company”), proposes to sell to the Underwriters named in Schedule IV hereto (“Underwriters”) for whom Northland Securities, Inc. is acting as representative (the “Representative”) an aggregate of [   •   ] shares (the “Firm Shares”) of Common Stock, par value $0.01 per share (the “Common Stock”), of the Company, together with warrants to purchase up to an aggregate of [   •   ] shares of Common Stock (“Firm Warrants” and together with the Firm Shares, the “Firm Securities”) which shall have an exercise price of $[   •   ], subject to adjustment as provided in the Warrant Agent Agreement in substantially the form annexed hereto as Exhibit C (the “Warrant Agent Agreement”). The Firm Shares and Option Shares consist of authorized but unissued shares of Common Stock to be issued and sold by the Company. The Company also has granted to the Underwriters an option to purchase up to (a) [   •   ] additional shares of Common Stock on the terms and for the purposes set forth in Section 2 hereof (the “Option Shares”) and/or (b) Warrants to purchase up to [   •   ] shares of Common Stock (the “Option Warrants” and, collectively with the Option Shares the “Option Securities”). The Firm Warrants and the Option Warrants are hereinafter referred to as the “Warrants.” The Firm Securities and any Option Securities purchased pursuant to this Underwriting Agreement (this “Agreement”) are herein collectively called the “Securities.”

The Company and the Underwriters hereby confirm their agreement with respect to the sale of the Securities by the Company to the Underwriters as follows:

1.       Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the Underwriters as follows:

(a)       Registration Statement and Prospectuses. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) in conformity in all material respects with the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder (the “Rules and Regulations”) a Registration Statement (as defined below) on Form S-1 (File No. 333-220499), which became effective on [●], 2017 (the “Effective Date”), including a preliminary prospectus dated [●], 2017 and filed with the Commission on [●], 2017 pursuant to Rule 424 of the Rules and Regulations, to be used in connection with the sale of the Securities (the “Preliminary Prospectus”). The term “Registration Statement” as used in this Agreement means the Registration Statement (including all exhibits, financial schedules and all documents and information deemed to be a part of the Registration Statement pursuant to Rule 430A of the Rules and Regulations), as amended and/or supplemented to the date of this Agreement, including the Prospectus. The Registration Statement has been declared effective by the Commission under the Securities Act, and no stop order preventing or suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Prospectus has been issued by the Commission, and no proceedings for that purpose have been instituted or are pending or, to the best knowledge of the Company, are contemplated or threatened by the Commission. The final prospectus filed with the Commission pursuant to Rule 424 of the Rules and Regulations not later than the Commission’s close of business on the second Business Day following the execution and delivery of this Agreement is hereafter called the “Prospectus.” If the Company has filed or does file an abbreviated registration statement to register additional securities pursuant to Rule 462(b) under the Rules and Regulations (the “Rule 462(b) Registration Statement”), then any reference herein to the Registration Statement from and after the date and time of filing of the Rule 462(b) Registration Statement shall also be deemed to include such Rule 462(b) Registration Statement. Any reference herein to the terms “amend,” “amendment,” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include any such document filed with the Commission under the Securities Act. For purposes of this Agreement, all references to the Registration Statement, the Rule 462(b) Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System or any successor system thereto (“EDGAR”).

_______________________

1       Plus an option to purchase up to [   •   ] additional shares and warrants to cover over-allotments, if any.

(b)       Material Contracts. There are no contracts or other documents required to be described in the Registration Statement, Disclosure Package (as defined herein) or Prospectus or to be filed as exhibits to the Registration Statement which have not been described or filed as required. Each agreement to which the Company is a party (i) that is referred to in the Registration Statement, Disclosure Package or Prospectus or filed as an exhibit to the Registration Statement, and (ii) is material to the Company’s business (each, a “Material Contract”), has been duly and validly executed by the Company, is in full force and effect in all material respects and (assuming that such Material Contract constitutes the legal, valid and binding obligation of the other persons party thereto) is enforceable against the Company, except (A) as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights and remedies of creditors generally, (B) as enforceability of indemnification or contribution provisions may be limited under the federal and state securities laws, and (C) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding may be brought. The Company has not assigned any of its rights under any Material Contract. Except as disclosed in the Registration Statement or Prospectus or with respect to the Company’s Membership Interest Purchase Agreement for the acquisition of DC&M Partners, L.L.C., the Company is not in breach or default under any Material Contract and, to the Company’s knowledge, no event has occurred that, with the giving of notice or lapse of time, or both, would constitute a breach or default by the Company or any other party under any Material Contract, in any case, which breach or default or event, individually or in the aggregate, would have a material adverse effect on the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries taken as a whole or on the performance by the Company of its obligations under this Agreement, the Warrants or the Warrant Agent Agreement (a “Material Adverse Effect”). The Company is not aware of any other party to a Material Contract being in breach or default thereunder. The Company has no knowledge that any Material Contract is unenforceable against any other party thereto (except for the limitations on enforceability set forth in clauses (A), (B) and (C) of this paragraph).

(c)       Accurate Disclosure. The final Preliminary Prospectus included in the Disclosure Package (as defined below) and the Prospectus when filed with the Commission complied with or will comply, in all material respects with the Securities Act and the Rules and Regulations and was identical to the copy thereof delivered to the Underwriters for use in connection with the offer and sale of the Securities. Each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto, at the time it became effective, at all other subsequent times until the expiration of the Prospectus Delivery Period (as defined below) and at each Closing Date (as defined below), complied and will comply in all material respects with the Securities Act and the Rules and Regulations and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as amended or supplemented, as of its date and at the date hereof, at the time of any filing with the Commission pursuant to Rule 424(b) under the Rule and Regulations, at all other subsequent times until the expiration of the Prospectus Delivery period and at the Closing Date and any Second Closing Date (as defined below), did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment thereto, or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with any Underwriter Information.

The term “Disclosure Package” means, collectively, (i) the Preliminary Prospectus that is included in the Registration Statement immediately prior to the Time of Sale (as defined below), if any, as amended or supplemented, (ii) any issuer free writing prospectuses as defined in Rule 433 of the Securities Act (each, an “Issuer Free Writing Prospectus”) identified in Schedule I hereto, and (iii) any other free writing prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package. As of [●] [a.m.]/[p.m.] (Eastern time) on the date of this Agreement (the “Time of Sale”), the Disclosure Package did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with any Underwriter Information.

(d)       Issuer Free Writing Prospectuses. (i) Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the Offering or until any earlier date that the Company notified or notifies the Representative as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or any Preliminary Prospectus. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or any Preliminary Prospectus or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, (i) the Company has promptly notified or will promptly notify the Representative and (ii) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. This subsection (d) does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with any Underwriter Information.

(ii)	(A) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Securities and (B) at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act, including the Company or any subsidiary in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 of the Rules and Regulations (without taking account of any determination by the Commission pursuant to Rule 405 of the Rules and Regulations that it is not necessary that the Company be considered an ineligible issuer), nor an “excluded issuer” as defined in Rule 164 under the Securities Act.

(iii)	Each Issuer Free Writing Prospectus satisfied, as of its issue date and at all subsequent times to the Time of Sale, all other conditions to use thereof as set forth in Rules 164 and 433 under the Securities Act.

(e)       Emerging Growth Company. From the time of the initial filing of the Registration Statement with the Commission through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act.

(f)       Delivery of Offering Materials. The Company has delivered to the Underwriters a complete copy of the Registration Statement and of each opinion, consent and certificate of experts filed as part thereof, and conformed copies of the Registration Statement (without exhibits) and the Preliminary Prospectus and Prospectus, as amended or supplemented, and any Issuer Free Writing Prospectus reviewed and consented to by the Representative, in such quantities and at such places as each Underwriter has reasonably requested.

(g)       No Other Offering Materials. The Company has not distributed and will not distribute, directly or indirectly, prior to the later of the Second Closing Date and the completion of the Underwriters’ distribution of the Securities, any prospectus or other offering material in connection with the offering and sale of the Securities other than any Preliminary Prospectus, any Issuer Free Writing Prospectus reviewed and consented to by the Representative or included in Schedule I hereto, or the Registration Statement.

(h)       Financial Statements. The financial statements (including the related notes thereto) of (i) the Company and its consolidated subsidiaries, (ii) Bellsoft, Inc. and its consolidated subsidiaries, (iii) DC&M Partners, L.L.C. and its consolidated subsidiaries and (iv) ATCG Technology Solutions, Inc. and its consolidated subsidiaries, in each case included in the Registration Statement, the Disclosure Package and the Prospectus comply in all material respects with the requirements of the Securities Act and the Exchange Act (including Regulation S-X thereunder) and fairly present the financial condition of the Company and its consolidated subsidiaries as of the dates indicated and the results of operations and changes in cash flows of the relevant entity, in each case on the bases stated therein as of the respective dates or for the respective periods specified, in conformity with generally accepted accounting principles in the United States (“GAAP”) consistently applied throughout the periods involved; the supporting schedules included in the Registration Statement present fairly the information required to be stated therein, and the other financial information included the Registration Statement, the Disclosure Package and the Prospectus has been derived from the accounting records of the Company and its consolidated subsidiaries and presents fairly in all material respects the information shown thereby. Except as included therein, no historical pro forma or other financial statements or supporting schedules are required to be included in the Registration Statement, the Disclosure Package or the Prospectus under the Rules and Regulations. The interactive data in eXtensible Business Reporting Language included the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(i)       Pro Forma Financial Statements. The unaudited pro forma combined financial statements as at and for the year ended December 31, 2016 for (i) the Company and DC&M Partners, L.L.C. and (ii) the Company and ATCG Technology Solutions, Inc., in each case together with the related notes thereto, included in the Disclosure Package, the Prospectus and the Registration Statement, present fairly in all material respects the pro forma consolidated results of operations and earnings of the Company for the periods indicated after giving effect to the transactions and assumptions described in the related notes thereto. Such unaudited pro forma condensed consolidated financial statements have been prepared in accordance with Rule 11-02 of Regulation S-X and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and assumptions referred to therein.

(j)       Recent Developments. The financial information included the Registration Statement, the Disclosure Package and the Prospectus under the heading “[Summary—Recent Developments]” has been derived from the accounting records of the Company subject to internal controls, reflects and will reflect the Company’s best estimates of such information available to the Company as of the date hereof and as of each Closing Date, respectively, and, to the best of the Company’s knowledge and belief after due inquiry, is and will be accurate in all material respects as of such dates. If at any time following the date hereof there occurs an event or development as a result of which such financial information, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, (i) the Company will promptly notify the Representative and (ii) the Company will promptly amend or supplement the Registration Statement, the Disclosure Package and/or the Prospectus to eliminate or correct such conflict, untrue statement or omission.

(k)       Off-Balance Sheet Arrangements. Except as disclosed in the Disclosure Package and the Prospectus, there are no material off-balance sheet arrangements (as defined in Regulation S-K under the Act, Item 303(a)(4)(ii)) or any other relationships with unconsolidated entities or other persons, that may have a material current or, to the Company’s knowledge, material future effect on the Company’s financial condition, results of operations, liquidity, capital expenditures, capital resources or significant components of revenue or expenses.

(l)       Auditor Independence. Ram Associates (“Ram Associates”), which has expressed its opinion with respect to the financial statements and schedules filed as a part of the Registration Statement and included in the Registration Statement, the Disclosure Package and the Prospectus, is (i) an independent public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States), (ii) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”)) and (iii) not in violation of the auditor independence requirements of the Sarbanes-Oxley Act.

(m)       Organization and Good Standing. Each of the Company and its subsidiaries has been duly organized and is validly existing as a corporation in good standing (in the case of foreign subsidiaries, such analogous concept) under the laws of its jurisdiction of incorporation. Each of the Company and its subsidiaries has full corporate power and authority to own its properties and conduct its business as currently being carried on and as described in the Registration Statement, the Disclosure Package and the Prospectus, and is duly qualified to do business as a foreign corporation in good standing (in the case of foreign subsidiaries, such analogous concept) in each jurisdiction in which it owns or leases real property or in which the conduct of its business makes such qualification necessary, except where the failure to be so qualified or in good standing or have such power and authority would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(n)       Absence of Certain Events. Except as contemplated in the Disclosure Package and in the Prospectus, subsequent to the respective dates as of which information is given in the Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock; and there has not been any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants or conversion of convertible securities), or any material change in the short-term or long-term debt (other than as a result of the conversion of convertible securities), or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock, of the Company or any of its subsidiaries, or any material adverse change or development involving a prospective material adverse change in the general affairs, condition (financial or otherwise), business, prospects, management, properties, operations or results of operations of the Company and its subsidiaries, taken as a whole (“Material Adverse Change”) or any development which could reasonably be expected to result in any Material Adverse Change, and neither the Company nor any of its subsidiaries has sustained any loss or interference with its business that is material to the Company and its subsidiaries taken as a whole and that is either from strike, fire, flood, earthquake, accident or other calamity, whether or not covered by insurance, or any action, order or decree of any court or arbitrator or governmental or regulatory authority.

(o)       Absence of Proceedings. Except as set forth in the Disclosure Package and in the Prospectus or with respect to the Company’s Membership Interest Purchase Agreement for the acquisition of DC&M Partners, L.L.C., there is not pending or, to the knowledge of the Company, threatened or contemplated, any legal, governmental or regulatory investigation, action, suit or proceeding (i) to which the Company or any of its subsidiaries is a party or (ii) which has as the subject thereof any officer or director of the Company or any subsidiary, any employee benefit plan sponsored by the Company or any subsidiary or any property or assets owned or leased by the Company or any subsidiary before or by any court or Governmental Authority (as defined below), or any arbitrator, which, individually or in the aggregate, would reasonably be expected to result in any Material Adverse Change, or to materially and adversely affect the ability of the Company to perform its obligations under this Agreement, the Warrants or the Warrant Agent Agreement or which are otherwise material in the context of the sale of the Securities. There are no current or, to the knowledge of the Company, pending, legal, governmental or regulatory actions, suits or proceedings (1) to which the Company or any of its subsidiaries is subject or (2) which has as the subject thereof any officer or director of the Company or any subsidiary, any employee plan sponsored by the Company or any subsidiary or any property or assets owned or leased by the Company or any subsidiary, that are required to be described in the Registration Statement, Disclosure Package and Prospectus by the Act or by the Rules and Regulations and that have not been so described.

(p)       Disclosure of Legal Matters. There are no statutes, regulations, contracts or documents that are required to be described in the Registration Statement, in the Disclosure Package and in the Prospectus or required to be filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations that have not been so described or filed.

(q)       Authorization; No Conflicts; Authority. The execution, delivery and performance by the Company of this Agreement, the Warrants and the Warrant Agent Agreement and the issuance and sale of the Securities and the consummation of the transactions contemplated by the this Agreement and the Prospectus (including the issuance and sale of the Securities and use of the proceeds from the sale of the Securities as described therein under the section “Use of Proceeds”) have been duly authorized by all necessary corporate action, and this Agreement, the Warrants and the Warrant Agent Agreement, upon execution and delivery by the parties thereto, will constitute valid, legal and binding obligations of the Company, enforceable in accordance with their terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity. All corporate action required to be taken for the authorization, issuance and sale of the Warrants have been duly and validly taken; the shares of Common Stock issuable upon exercise of the Warrants have been duly authorized and reserved for issuance by all necessary corporate action on the part of the Company and when paid for and issued in accordance with the Warrant and Warrant Agent Agreement, such shares of Common Stock will be validly issued, fully paid and non-assessable; the holders thereof are not and will not be subject to personal liability by reason of being such holders; and such shares of Common Stock are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company. The execution, delivery and performance of this Agreement, the Warrants and the Warrant Agent Agreement and the consummation of the transactions therein contemplated will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, or give the holder of indebtedness under any such instrument the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of its subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule, regulation or decree of any court or arbitrator or federal, state, local or foreign governmental agency or regulatory authority having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets (each, a “Governmental Authority”), except in the case of clauses (i) and (iii) as would not result in a Material Adverse Effect.

(r)       No Consents. No consent, approval, authorization or order of, or registration or filing with any Governmental Authority is required for the execution, delivery and performance of this Agreement, the Warrants or the Warrant Agent Agreement or for the consummation of the transactions contemplated hereby, including the issuance or sale of the Securities by the Company, except such as may be required under the Act, the rules of the Financial Industry Regulatory Authority (“FINRA”), the NASDAQ Capital Market (“NASDAQ”) or state securities or blue sky laws and any consent, approval, authorization, order, registration or qualification that either has been, or prior to the Closing Date or Second Closing Date, as applicable, will have been, obtained or made, or which if not obtained or made, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(s)       Corporate Power. The Company has all requisite power and authority to enter into this Agreement, the Warrants and the Warrant Agent Agreement and to consummate the transactions contemplated thereby, including the authorization, issuance and sale of the Securities as contemplated by this Agreement.

(t)       Capitalization; the Securities; Registration Rights. All of the issued and outstanding shares of capital stock of the Company, including the outstanding shares of Common Stock, are duly authorized and validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state and foreign securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities that have not been waived in writing (a copy of which waiver, if applicable, has been delivered to counsel to the Underwriters), and the holders thereof are not subject to personal liability by reason of being such holders; the Securities which may be sold hereunder by the Company have been duly authorized and, when issued, delivered and paid for in accordance with the terms of this Agreement, will have been validly issued and will be fully paid and nonassessable, and the holders thereof will not be subject to personal liability by reason of being such holders; and the capital stock of the Company, including the Common Stock, conforms to the description thereof in the Registration Statement, in the Disclosure Package and in the Prospectus. Except as otherwise stated in the Registration Statement, in the Disclosure Package and in the Prospectus, (i) there are no preemptive rights, warrants or options to acquire, or instruments convertible into or exchangeable for, or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any shares of Common Stock or capital stock of the Company’s subsidiaries pursuant to the Company’s or the applicable subsidiary’s charter, by-laws or similar constitutional documents or any agreement or other instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound; (ii) neither the filing of the Registration Statement nor the offering or sale of the Securities as contemplated by this Agreement gives rise to any rights for or relating to the registration of any shares of Common Stock or other securities of the Company (collectively “Registration Rights”) and (iii) any person to whom the Company has granted Registration Rights has agreed not to exercise such rights until after expiration of the Lock-Up Period (as defined below) or is not entitled to exercise such rights in connection with the Registration Statement pursuant to the terms of the relevant agreement. All of the issued and outstanding shares of capital stock of each of the Company’s subsidiaries have been duly and validly authorized and issued and are fully paid and nonassessable (except in the case of any foreign subsidiary, for directors’ qualifying shares), and, except as otherwise described in the Registration Statement, in the Disclosure Package and in the Prospectus, the Company owns of record and beneficially, free and clear of any security interests, claims, liens, proxies, equities or other encumbrances (collectively, any “Liens”) of any third party, all of the issued and outstanding shares of such stock (except for (a) in the case of any foreign subsidiary, directors’ qualifying shares and (b) any Liens arising under the Company’s Loan and Security Agreement with Sterling National Bank, dated July 1, 2016. The Company has an authorized and outstanding capitalization as set forth in the Registration Statement, in the Disclosure Package and in the Prospectus.

(u)       Stock Options. Except as described in the Registration Statement, in the Disclosure Package and in the Prospectus, there are no options, warrants, agreements, contracts or other rights in existence to purchase or acquire from the Company or any subsidiary of the Company any shares of the capital stock of the Company or any subsidiary of the Company. The description of the Company’s stock option, stock bonus and other stock plans or arrangements (the “Company Stock Plans”), and the options or other rights granted thereunder (collectively, the “Awards”), set forth in the Disclosure Package and the Prospectus accurately and fairly presents the information required to be shown with respect to such plans, arrangements and Awards. Each grant of an Award (i) was duly authorized no later than the date on which the grant of such Award was by its terms to be effective by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof) and any required stockholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto and (ii) was made in accordance with the terms of the applicable Company Stock Plan, and all applicable laws and regulatory rules or requirements, including all applicable federal securities laws.

(v)       Compliance with Laws. The Company and each of its subsidiaries holds, and is operating in compliance in all material respects with, all franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders of any Governmental Authority or self-regulatory body required for the conduct of its business and all such franchises, grants, authorizations, licenses, permits, easements, consents, certifications and orders are valid and in full force and effect; and neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such franchise, grant, authorization, license, permit, easement, consent, certification or order or has reason to believe that any such franchise, grant, authorization, license, permit, easement, consent, certification or order will not be renewed in the ordinary course; and the Company and each of its subsidiaries is in compliance in all material respects with all applicable federal, state, local and foreign laws, regulations, orders and decrees.

(w)       Ownership of Assets. The Company and its subsidiaries have good and marketable title to, or have valid rights to lease or otherwise use, all property (whether real or personal) described in the Registration Statement, in the Disclosure Package and in the Prospectus as being owned, leased or used by them, in each case free and clear of all liens, claims, security interests, other encumbrances or defects except such as are described in the Registration Statement, in the Disclosure Package and in the Prospectus. The property held under lease by the Company and its subsidiaries is held by them under valid, subsisting and enforceable leases with only such exceptions with respect to any particular lease as do not interfere in any material respect with the conduct of the business of the Company or its subsidiaries, and neither the Company nor any subsidiary has received notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any such leases or subleases, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease..

(x)       Intellectual Property.

(i)       The Company and each of its subsidiaries owns or has the right to use pursuant to a valid and enforceable written license or other legally enforceable right, all Intellectual Property necessary for the conduct of the Company’s and its subsidiaries’ businesses as now conducted or as described in the Registration Statement, the Disclosure Package and the Prospectus to be conducted (the “Company IP”). “Intellectual Property” means all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, domain names, technology, know-how and other intellectual property.

(ii)       To the knowledge of the Company, there is no infringement, misappropriation or violation by third parties of any Company IP. There is no pending or, to the knowledge of the Company, threatened, action, suit, proceeding or claim by others challenging the Company’s or its subsidiaries’ rights in or to any Company IP, and the Company is unaware of any facts which would form a reasonable basis for any such claim. The Intellectual Property owned by the Company and its subsidiaries, and to the knowledge of the Company, the Intellectual Property licensed to the Company and its subsidiaries, has not been adjudged invalid or unenforceable, in whole or in part, and there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the validity or scope of any Company IP, and the Company is unaware of any facts which would form a reasonable basis for any such claim.

(iii)      To the knowledge of the Company, the Company’s and each of its subsidiaries’ businesses as now conducted do not misappropriate or infringe upon any valid and enforceable Intellectual Property or other proprietary rights of any person. There is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others that the Company or its subsidiaries infringe, misappropriate or otherwise violate any Intellectual Property or other proprietary rights of others, and neither the Company nor any of its subsidiaries has received any written notice of such claim and the Company is unaware of any other fact which would form a reasonable basis for any such claim.

(iv)       To the Company’s knowledge, no employee of the Company or any of its subsidiaries is in or has ever been in violation of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company or any of its subsidiaries or actions undertaken by the employee while employed with the Company or any of its subsidiaries.

(v)       The Company and its subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their material Intellectual Property.

(vi)       All patent applications owned by the Company or its subsidiaries and filed with the U.S. Patent and Trademark Office (the “PTO”) or any foreign or international patent authority that have resulted in patents or currently pending applications that describe inventions necessary to conduct the business of the Company or its subsidiaries as now conducted or as described in the Registration Statement, the Disclosure Package and the Prospectus to be conducted (collectively, the “Company Patent Applications”) have been or were duly and properly filed.

(vii)       The Company and its subsidiary have complied with their duty of candor and disclosure to the PTO for the Company Patent Applications. To the Company’s knowledge, there are no facts required to be disclosed to the PTO that were not disclosed to the PTO and which would preclude the grant of a patent for the Company Patent Applications. The Company has no knowledge of any facts which would preclude it or its applicable subsidiary from having clear title to the Company Patent Applications that have been identified by the Company as being exclusively owned by the Company or one of its subsidiaries.

(y)       No Violations or Defaults. Neither the Company nor any of its subsidiaries is (i) in violation of its respective charter, by-laws or other organizational documents, (ii) except as disclosed in the Registration Statement or Prospectus or with respect to the Company’s Membership Interest Purchase Agreement for the acquisition of DC&M Partners, L.L.C., in breach of or otherwise in default, and no event has occurred which, with notice or lapse of time or both, would constitute such a default in the due performance or observance of any obligation, term, covenant or condition contained in any contained in any bond, debenture, note, indenture, loan agreement or any other material contract, lease or other instrument to which any of them is subject or by which any of them may be bound, or to which any of the material property or assets of the Company or any of its subsidiaries is subject, (iii) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, assets or operations.

(z)       Taxes. The Company and its subsidiaries have timely filed all federal, state, local and foreign income and franchise tax returns required to be filed and are not in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto, other than any which the Company or any of its subsidiaries is contesting in good faith. There is no pending dispute with any taxing authority relating to any of such returns, and the Company has no knowledge of any proposed liability for any tax to be imposed upon the properties or assets of the Company for which there is not an adequate reserve reflected in the Company’s financial statements included in the Registration Statement, the Disclosure Package and the Prospectus.

(aa)      Exchange Listing and Exchange Act Registration. The Common Stock and Warrants are registered pursuant to Section 12(b) of the Exchange Act and are included or approved for listing on NASDAQ and the Company has not taken any action designed to, or likely to have the effect of, terminating the registration of the Common Stock or the Warrants under the Exchange Act or delisting the Common Stock or Warrants from NASDAQ, and the Company has not received any notification that the Commission or NASDAQ is contemplating terminating such registration or listing. The Company has complied in all material respects with the applicable requirements of NASDAQ for maintenance of inclusion of the Common Stock thereon. The Company has filed an application to include the Securities on NASDAQ.

(bb)      FINRA. To the Company’s knowledge, there are no affiliations or associations between (i) any member of FINRA and (ii) the Company or any of the Company’s officers, directors or 5% or greater security holders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date the Registration Statement was initially filed with the Commission, except as disclosed in the Registration Statement (excluding the exhibits thereto), the Disclosure Package and the Prospectus.

(cc)      Ownership of Other Entities. Other than the subsidiaries of the Company listed in Exhibit 21.1 to the Registration Statement, the Company, directly or indirectly, owns no capital stock or other equity or ownership or proprietary interest in any corporation, partnership, association, trust or other entity.

(dd)     Internal Controls. The Company and its subsidiaries maintain a system of internal controls over financial reporting sufficient has been designed by, or under the supervision of, the Company’s principal executive and principal financial officers, and is effected by the Company’s board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) interactive data in eXtensible Business Reporting Language included or incorporated by reference in each of the Registration Statement, the Disclosure Package and the Prospectus is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as disclosed in the Registration Statement, in the Disclosure Package and in the Prospectus, the Company’s internal control over financial reporting is effective, and, in relation to any fiscal year for which audited financial statements of the Company are included in the Registration Statement, the Disclosure Package and the Prospectus, and since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness or significant deficiency in the Company’s internal control over financial reporting (whether or not remediated), (ii) no change in the Company’s internal control over financial reporting that has adversely affected, or is reasonably likely to adversely affect, the Company’s internal control over financial reporting and (iii) no fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting. The Company’s board of directors has, subject to the exceptions, cure periods and the phase in periods specified in the rules of NASDAQ (“Exchange Rules”), validly appointed an audit committee to oversee internal accounting controls whose composition satisfies the applicable requirements of the Exchange Rules and the Company’s board of directors and/or the audit committee has adopted a charter that satisfies the requirements of the Exchange Rules.

(ee)      No Brokers or Finders. Other than as contemplated by this Agreement, the Company has not incurred any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

(ff)       Insurance. The Company and each of its subsidiaries carries, or is covered by, insurance from financially sound and reputable insurers in such amounts and covering such risks as is adequate for the conduct of its business and the value of its properties and the properties of its subsidiaries and as is customary for companies of established repute engaged in similar businesses in similar industries; all policies of insurance and any fidelity or surety bonds insuring the Company or any of its subsidiaries or its business, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its subsidiaries has reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(gg)      Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds as described in the Registration Statement, the Disclosure Package and the Prospectus, will not be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended and the rules and regulations of the Commission thereunder.

(hh)      Sarbanes-Oxley Act. The Company and, to the knowledge of the Company, the Company’s directors and officers, in their capacities as such, are in compliance with all applicable provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission thereunder.

(ii)       Disclosure Controls. The Company and its subsidiaries have established and maintain an effective system of disclosure controls and procedures as defined in Rule 13a-15(e) of the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act. Such disclosure controls and procedures were effective as of the last date of the most recent fiscal quarter for which the Company has filed a quarterly or annual report with the Commission, and the Company has used such disclosure controls and procedures in preparing and evaluating the disclosures in the Registration Statement, the Disclosure Package and the Prospectus.

(jj)       Anti-Bribery and Anti-Money Laundering Laws. Each of the Company, its subsidiaries, its affiliates and any of their respective officers, directors, supervisors, managers, agents, or employees, has not violated, its participation in the offering will not violate, and the Company and each of its subsidiaries has instituted and maintains policies and procedures designed to ensure continued compliance with, each of the following laws: anti-bribery laws, including but not limited to, any applicable law, rule, or regulation of any locality, including but not limited to any law, rule, or regulation promulgated to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed December 17, 1997, including the U.S. Foreign Corrupt Practices Act of 1977, as amended, the U.K. Bribery Act 2010, or any other law, rule or regulation of similar purposes and scope, or anti-money laundering laws, including but not limited to, applicable federal, state, international, foreign or other laws, regulations or government guidance regarding anti-money laundering, including, without limitation, Title 18 US. Code section 1956 and 1957, the Patriot Act, the Bank Secrecy Act, and international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur, all as amended, and any Executive order, directive, or regulation pursuant to the authority of any of the foregoing, or any orders or licenses issued thereunder.

(kk)       OFAC.

(i)       Neither the Company nor any of its subsidiaries, nor any or their directors, officers or employees, nor, to the Company’s knowledge, any agent, affiliate or representative of the Company or its subsidiaries, is an individual or entity that is, or is owned or controlled by an individual or entity that is:

(A)       the subject of any sanctions administered or enforced by the U.S. Government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other applicable sanctions authority (collectively, “Sanctions”), nor

(B)       doing business in violation of any Sanctions or located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, the Crimea Region of the Ukraine, Cuba, Iran, North Korea, Sudan and Syria).

(ii)       Neither the Company nor any of its subsidiaries will, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other individual or entity:

(A)       to fund or facilitate any activities or business of or with any individual or entity or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B)       in any other manner that will result in a violation of Sanctions by any individual or entity (including any individual or entity participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii)       For the past five years, neither the Company nor any of its subsidiaries has knowingly engaged in, and is not now knowingly engaged in, any dealings or transactions with any individual or entity, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(ll)       Compliance with Environmental Laws. Except as disclosed in the Time of Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries is in violation of any statute, any rule, regulation, decision or order of any Governmental Authority or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim would, individually or in the aggregate, have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim. Neither the Company nor any of its subsidiaries anticipates incurring any material capital expenditures relating to compliance with Environmental Laws.

(mm)  Compliance with Occupational Laws. The Company and each of its subsidiaries (i) is in compliance, in all material respects, with any and all applicable foreign, federal, state and local laws, rules, regulations, treaties, statutes and codes promulgated by any and all Governmental Authorities (including pursuant to the Occupational Health and Safety Act) relating to the protection of human health and safety in the workplace (“Occupational Laws”); (ii) has received all material permits, licenses or other approvals required of it under applicable Occupational Laws to conduct its business as currently conducted; and (iii) is in compliance, in all material respects, with all terms and conditions of such permit, license or approval. No action, proceeding, revocation proceeding, writ, injunction or claim is pending or, to the Company’s knowledge, threatened against the Company or any of its subsidiaries relating to Occupational Laws, and the Company does not have knowledge of any facts, circumstances or developments relating to its operations or cost accounting practices that could reasonably be expected to form the basis for or give rise to such actions, suits, investigations or proceedings.

(nn)   ERISA and Employee Benefits Matters. (i) To the knowledge of the Company, no “prohibited transaction” as defined under Section 406 of ERISA or Section 4975 of the Code and not exempt under ERISA Section 408 and the regulations and published interpretations thereunder has occurred with respect to any Employee Benefit Plan. At no time has the Company or any ERISA Affiliate maintained, sponsored, participated in, contributed to or has or had any liability or obligation in respect of any Employee Benefit Plan subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA, or Section 412 of the Code or any “multiemployer plan” as defined in Section 3(37) of ERISA or any multiple employer plan for which the Company or any ERISA Affiliate has incurred or could incur liability under Section 4063 or 4064 of ERISA. No Employee Benefit Plan provides or promises retiree health, life insurance, or other retiree welfare benefits except as may be required by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or similar state law. Each Employee Benefit Plan is and has been operated in material compliance with its terms and all applicable laws, including but not limited to ERISA and the Code and, to the knowledge of the Company, no event has occurred (including a “reportable event” as such term is defined in Section 4043 of ERISA) and no condition exists that would subject the Company or any ERISA Affiliate to any material tax, fine, lien, penalty or liability imposed by ERISA, the Code or other applicable law. Each Employee Benefit Plan intended to be qualified under Code Section 401(a) is so qualified and has a favorable determination or opinion letter from the Internal Revenue Service upon which it can rely, and any such determination or opinion letter remains in effect and has not been revoked; to the knowledge of the Company, nothing has occurred since the date of any such determination or opinion letter that is reasonably likely to adversely affect such qualification; (ii) with respect to each Foreign Benefit Plan, such Foreign Benefit Plan (A) if intended to qualify for special tax treatment, meets, in all material respects, the requirements for such treatment, and (B) if required to be funded, is funded to the extent required by applicable law, and with respect to all other Foreign Benefit Plans, adequate reserves therefor have been established on the accounting statements of the applicable Company or subsidiary; (iii) neither the Company nor any of its subsidiaries has any obligations under any collective bargaining agreement with any union and no organization efforts are underway with respect to employees of the Company or any of its subsidiaries. As used in this Agreement, “Code” means the Internal Revenue Code of 1986, as amended; “Employee Benefit Plan” means any “employee benefit plan” within the meaning of Section 3(3) of ERISA, including, without limitation, all stock purchase, stock option, stock-based severance, employment, change-in-control, medical, disability, fringe benefit, bonus, incentive, deferred compensation, employee loan and all other employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA, under which (A) any current or former employee, director or independent contractor of the Company or its subsidiaries has any present or future right to benefits and which are contributed to, sponsored by or maintained by the Company or any of its subsidiaries or (B) the Company or any of its subsidiaries has had or has any present or future obligation or liability; “ERISA” means the Employee Retirement Income Security Act of 1974, as amended; “ERISA Affiliate” means any member of the company’s controlled group as defined in Code Section 414(b), (c), (m) or (o); and “Foreign Benefit Plan” means any Employee Benefit Plan established, maintained or contributed to outside of the United States of America or which covers any employee working or residing outside of the United States.

(oo)       Business Arrangements. Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries has granted exclusive rights to develop, manufacture, produce, assemble, distribute, license, market or sell its products to any other person and is not bound by any agreement that affects the exclusive right of the Company or such subsidiary to develop, manufacture, produce, assemble, distribute, license, market or sell its products.

(pp)       Labor Matters. No labor problem or dispute with the employees of the Company or any of its subsidiaries exists or is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, that could have a Material Adverse Effect.

(qq)       Restrictions on Subsidiary Payments to the Company. No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company.

(rr)        Statistical Information. Any third-party statistical and market-related data included in the Registration Statement, the Disclosure Package and the Prospectus are based on or derived from sources that the Company believes, after reasonable inquiry, to be reasonably current and reliable and accurate in all material respects and, to the extent require, the Company has obtained the written consent to use such data from such sources.

(ss)       Stabilization. None of the Company or any of its subsidiaries or affiliates have taken or will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(tt)        Forward-looking Statements. No forward-looking statement (within the meaning of Section 27A of the Act) contained in the Registration Statement, the Disclosure Package or the Prospectus (including the financial information included the Registration Statement, the Disclosure Package and the Prospectus under the heading “[Summary—Recent Developments]”) has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(uu)      Critical Accounting Policies. The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies” in the Registration Statement, the Disclosure Package and the Prospectus truly, correctly and completely describes (i) in all material respects, accounting policies which the Company believes are the most important in the portrayal of the Company’s financial position and results of operations and which require management’s most difficult, subjective or complex judgments (“Critical Accounting Policies”), (ii) judgements and uncertainties affecting the application of Critical Accounting Policies, and (iii) the likelihood that materially different amounts would be reported under different conditions or using different assumptions. The Audit Committee of the Board of Directors of the Company and management have reviewed and agreed with the selection, application and disclosure of Critical Accounting Policies and management have consulted with the Auditor regarding such disclosure.

Any certificate signed by any officer of the Company and delivered to the Representative, the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

The Company acknowledges that the Underwriters and, for purposes of the opinions to be delivered pursuant to Section 4 hereof, counsel to the Company and to the Underwriters, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

2.       Purchase, Sale and Delivery of Securities.

(a)       Firm Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell the Firm Securities to the Underwriters, and each Underwriter, severally and not jointly agrees to purchase from the Company the Firm Securities. The purchase price for each Firm Share shall be $[   •   ] per share, and the purchase price for each Firm Warrant shall be $[   •   ] per warrant.

The Firm Securities will be delivered by the Company to the several Underwriters against payment of the purchase price therefor by wire transfer of same day funds payable to the order of the Company at the offices of Northland Securities, Inc., 45 South Seventh Street, Suite 2000, Minneapolis, Minnesota 55402, or such other location as may be mutually acceptable, at 9:00 a.m., Eastern time on the third (or if the Securities are priced, as contemplated by Rule 15c6-1(c) under the Exchange Act, after 4:30 p.m., Eastern time, the fourth) full business day following the date hereof, or at such other time and date as the Representative and the Company determine pursuant to Rule 15c6-1(a) under the Exchange Act, such time and date of delivery being herein referred to as the “First Closing Date.”

(b)       Option Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company hereby grants to the Underwriters an option to purchase all or any portion of the Option Shares and/or Option Warrants at the same purchase prices as the Firm Shares and Firm Warrants, respectively, for use solely in covering any over-allotments made by the Underwriters in the sale and distribution of the Firm Shares. The option granted hereunder may be exercised in whole or in part at any time (but not more than once) within 30 days after the effective date of this Agreement upon notice (confirmed in writing) by the Representative to the Company setting forth the aggregate number of Option Shares and/or Option Warrants as to which the Underwriters are exercising the option, the names and denominations in which the certificates for the Option Shares and/or Option Warrants are to be registered and the date and time, as determined by the Representative, when the Option Shares and/or Option Warrants are to be delivered, such time and date being herein referred to as the “Second Closing” and “Second Closing Date”, respectively; provided, however, that the Second Closing Date shall not be earlier than the First Closing Date nor earlier than the second business day after the date on which the option shall have been exercised. No Option Securities shall be sold and delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered.

The Option Securities will be delivered by the Company to the Underwriters against payment of the purchase price therefor by wire transfer of same day funds payable to the order of the Company at the offices of Northland Securities, Inc., 45 South Seventh Street, Suite 2000, Minneapolis, Minnesota 55402 or such other location as may be mutually acceptable at 9:00 a.m., Eastern time, on the Second Closing Date.

(c)       Delivery. If the Representative so elects, delivery of the Firm Securities or the Option Securities may be made by credit through full fast transfer to the accounts at The Depository Trust Company designated by the Representative. Certificates representing the Firm Securities and the Option Securities in definitive form and in such denominations and registered in such names as the Representative has set forth in the Representative’s notice of option exercise, or evidence of their issuance, will be made available for checking at a reasonable time preceding the First Closing Date or the Second Closing Date, as applicable, at the office of Northland Securities, Inc., 45 South Seventh Street, Suite 2000, Minneapolis, Minnesota 55402, or such other location as may be mutually acceptable.

3.       Covenants.

(a)       Covenants of the Company. The Company covenants and agrees with the Underwriters as follows:

(i)       Required Filings. During such period beginning on the Time of Sale and ending on the later of the Second Closing Date or such date, as in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales as contemplated by this Agreement by the Underwriters or any dealer, including in circumstances where such requirement may be satisfied pursuant to Rule 172 (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement (including any registration statement filed under Rule 462(b) under the Securities Act), the Disclosure Package or the Prospectus, the Company shall furnish to the Underwriters for review a copy of each such proposed amendment or supplement, and the Company shall not file any such proposed amendment or supplement to which the Underwriters reasonably object.

(ii)       Notification of Certain Commission Actions. After the date of this Agreement, the Company shall promptly advise the Representative in writing (A) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (B) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any Preliminary Prospectus, the Disclosure Package or the Prospectus, (C) of the time and date that any post-effective amendment to the Registration Statement becomes effective, (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of any order preventing or suspending its use or the use of any Preliminary Prospectus, the Disclosure Package, the Prospectus or any issuer free writing prospectus or (E) of any proceedings to remove, suspend or terminate from listing or quotation the Common Stock from any securities exchange upon which it is listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order at any time, the Company will use its best efforts to obtain the lifting of such order at the earliest possible moment. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b) and 433(d) and (g) under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under Rule 424(b), Rule 433 or Rule 462 were received in a timely manner by the Commission (without reliance on Rule 424(b)(8) or Rule 164(b)).

(iii)       Continued Compliance with Securities Laws. (A) During the Prospectus Delivery Period, the Company will comply with all requirements imposed upon it by the Securities Act, as now and hereafter amended, and by the Rules and Regulations, as from time to time in force, and by the Exchange Act so far as necessary to permit the continuance of sales of or dealings in the Securities as contemplated by the provisions hereof, the Disclosure Package and the Prospectus. If during such period any event occurs or condition exists as a result of which the Prospectus (or if the Prospectus is not yet available to prospective purchasers, the Disclosure Package) would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary or appropriate in the opinion of the Company or its counsel or the Underwriters or counsel to the Underwriters to amend the Registration Statement or supplement the Prospectus (or, if the Prospectus is not yet available to prospective purchasers, the Disclosure Package) to comply with the Securities Act, the Company promptly will (1) notify the Representative of such untrue statement or omission, (2)  amend the Registration Statement or supplement the Prospectus (or, if the Prospectus is not yet available to prospective purchasers, the Disclosure Package) so as to correct such statement or omission or effect such compliance (and use its best efforts to have any amendment to the Registration Statement or any new registration statement to be declared effective), and (3) notify the Representative when any amendment to the Registration Statement is filed or becomes effective or when any supplement to the Prospectus (or, if the Prospectus is not yet available to prospective purchasers, the Disclosure Package) is filed.

(B)       If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the Preliminary Prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company (x) has promptly notified or promptly will notify the Representative of such conflict, untrue statement or omission, (y) has promptly amended or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission, and (z) has notified or promptly will notify the Representative when such amendment or supplement was or is filed with the Commission where so required to be filed.

(iv)       Term Sheet. The Company will prepare a final term sheet relating to the Offering, containing only information that describes the final terms of the Offering in a form consented to by the Representative and attached hereto as Schedule II, and to file such final term sheet within the period required by Rule 433(d) under the Securities Act following the date on which the final terms have been established for the Offering.

(v)       Provision of Documents. The Company will furnish, at its own expense, to the Underwriters and counsel for the Underwriters copies of the Registration Statement, and to the Underwriters and any dealer each Preliminary Prospectus, the Disclosure Package, the Prospectus, any issuer free writing prospectus, and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Representative may from time to time reasonably request.

(vi)       Rule 158. The Company will make generally available to its security holders as soon as practicable, but in no event later than 15 months after the end of the Company’s current fiscal quarter, an earnings statement (which need not be audited) covering a 12-month period that shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Rules and Regulations.

(vii)       Payment and Reimbursement of Expenses. The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay or cause to be paid (A) all expenses (including transfer taxes allocated to the respective transferees) incurred in connection with the delivery to the Underwriters of the Securities, (B) all expenses and fees (including, without limitation, fees and expenses of the Company’s accountants and counsel but, except as otherwise provided below, not including fees of the Underwriters’ counsel) in connection with the preparation, printing, filing, delivery, and shipping of the Registration Statement (including the financial statements therein and all amendments, schedules, and exhibits thereto), the Securities, each Preliminary Prospectus, the Disclosure Package, the Prospectus, any issuer free writing prospectus and any amendment thereof or supplement thereto, and the printing, delivery, and shipping of this Agreement and other underwriting documents, including Blue Sky Memoranda (covering the states and other applicable jurisdictions), (C) all filing fees incurred in connection with the qualification of the Securities for offering and sale by the Underwriters or by dealers under the securities or blue sky laws of the states and other jurisdictions which the Underwriters shall designate, (D) the fees and expenses of the Warrant Agent and transfer agent or registrar, (E) the filing fees incident to any required review and approval by FINRA of the terms of the sale of the Securities, (F) listing fees, if any, (G) the cost and expenses of the Company relating to investor presentations or any “roadshow” undertaken in connection with marketing of the Securities, (H) all reasonable, out-of-pocket, accountable expenses of the Underwriters (including but not limited to reasonable out-of-pocket accountable fees and disbursements of the Underwriters’ counsel and the Underwriters’ reasonable travel and related expenses and) incurred in connection with the Underwriters’ investigation of the Company, preparing to market and marketing the Securities, sale of the Securities or in contemplation of performing its obligations hereunder, which the Company shall pay to the Underwriters from time to time promptly upon request of the Representative and the amount of which shall not exceed $100,000, in the aggregate for legal fees and expenses and all other reimbursable expenses incurred by the Underwriters in connection with their obligations hereunder, without the written prior approval of the Company, which approval shall not be unreasonably withheld, and (I) all other costs and expenses of the Company incident to the performance of its obligations hereunder that are not otherwise specifically provided for herein.

(viii)      Use of Proceeds. The Company will apply the net proceeds from the sale of the Securities to be sold by it hereunder for the purposes set forth in the Disclosure Package and in the Prospectus.

(ix)        Company Lock Up. Other than the Securities issued to the Underwriters and except for equity awards issued to directors, officers, employees and consultants in the ordinary course under plans approved by the Company’s board of directors and disclosed in the Prospectus (including the filing of any related registration statement on Form S-8), the Company will not, without the prior written consent of the Representative (which consent may be withheld in the Representative’s sole discretion), (i) directly or indirectly, offer, pledge, sell, assign, transfer, lend, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, (ii) enter into any swap, hedge or any other agreement or any other transaction (in each case, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise) that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership any shares of or (iii) engage in any short-selling of, Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or publicly announce an intention to do any of the foregoing, for a period commencing on the date hereof and continuing through the close of trading on the date 90 days after the date of the Prospectus (the “Lock-Up Period”).

(x)       Registrar and Transfer Agent. The Company shall maintain, at its expense, a registrar and transfer agent for the Common Stock.

(xi)       Stockholder Lock-Ups. The Company has caused to be delivered to the Representative prior to the date of this Agreement a letter, in the form of Exhibit A hereto (the “Lock-Up Agreement”), from each individual or entity listed on Schedule III. The Company will enforce the terms of each Lock-Up Agreement and issue stop-transfer instructions to the transfer agent for the Common Stock with respect to any transaction or contemplated transaction that would constitute a breach of or default under the applicable Lock-Up Agreement.

(xii)       No Market Stabilization or Manipulation. The Company has not taken and will not take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in, or which has constituted, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(xiii)       SEC Reports. During the Prospectus Delivery Period, the Company will file on a timely basis with the Commission such periodic and special reports as required by the Rules and Regulations.

(xiv)       Communications. From the date hereof until the earlier of (i) a date thirty (30) days after the First Closing Date and (ii) the Second Closing Date, the Company will not issue press releases, proposed communications with shareholders or other interested constituencies, or other public announcements or engage in any other publicity, without (i) providing the Underwriters and their counsel with copies of same and (ii) permitting the Underwriters and their counsel to comment thereon; provided, however, that ordinary and routine communications not related to the transactions contemplated hereunder or the financial position of the Company may be provided concurrently with their release.

(xv)       Internal Controls. During the Prospectus Delivery Period, the Company and its subsidiaries will maintain such controls and other procedures, including without limitation those required by Sections 302 and 906 of the Sarbanes-Oxley Act and the applicable regulations thereunder, that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive officer and its principal financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure, to ensure that material information relating to Company, including its subsidiary, is made known to them by others within those entities.

(xvi)       Sarbanes-Oxley. During the Prospectus Delivery Period, the Company and its subsidiaries will comply with all applicable provisions of the Sarbanes-Oxley Act.

(xvii)       Free Writing Prospectuses. The Company represents and agrees that, unless it obtains the prior written consent of the Representative, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a free writing prospectus required to be filed with the Commission; provided that the prior written consent of the Representative shall be deemed to have been given in respect of the free writing prospectuses included in Schedule I. Any such free writing prospectus consented to by the Representative is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an issuer free writing prospectus and has complied and will comply with the requirements of Rule 164 and Rule 433 applicable to any Permitted Free Writing Prospectus.

(xviii)     Warrant Agent. For so long as the Warrants are outstanding, the Company shall retain a warrant agent for the Warrants reasonably acceptable to the Representative (the “Warrant Agent”). [ ● ] is acceptable to the Representative to act as Warrant Agent for the Warrants.

4.       Conditions of Underwriters’ Obligations. The obligations of the Underwriters hereunder are subject to the accuracy, as of the date hereof and at each of the First Closing Date and the Second Closing Date (as if made at such Closing Date), of and compliance with all representations, warranties and agreements of the Company contained herein, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a)       Required Filings; Absence of Certain Commission Actions. If filing of the Prospectus, or any amendment or supplement thereto, or any issuer free writing prospectus, is required under the Securities Act or the Rules and Regulations, the Company shall have filed the Prospectus (or such amendment or supplement) or such issuer free writing prospectus with the Commission in the manner and within the time period so required (without reliance on Rule 424(b)(8) or Rule 164(b)); the Registration Statement shall remain effective; no stop order suspending the effectiveness of the Registration Statement or any part thereof, any Rule 462(b) Registration Statement, or any amendment thereof, nor suspending or preventing the use of the Disclosure Package, the Prospectus or any issuer free writing prospectus shall have been issued; no proceedings for the issuance of such an order shall have been initiated or threatened; any request of the Commission for additional information (to be included in the Registration Statement, the Disclosure Package, the Prospectus, any issuer free writing prospectus or otherwise) shall have been complied with to the satisfaction of the Underwriters.

(b)       Continued Compliance with Securities Laws. The Representative shall not have advised the Company that (i) the Registration Statement or any amendment thereof or supplement thereto contains an untrue statement of a material fact which, in the opinion of the Representative, is material or omits to state a material fact which, in the opinion of the Representative, is required to be stated therein or necessary to make the statements therein not misleading, or (ii) the Disclosure Package or the Prospectus, or any amendment thereof or supplement thereto, or any issuer free writing prospectus contains an untrue statement of fact which, in the opinion of Representative, is material, or omits to state a fact which, in the opinion of the Representative, is material and is required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

(c)       Absence of Certain Events. Except as contemplated in the Disclosure Package and in the Prospectus, subsequent to the respective dates as of which information is given in the Disclosure Package, neither the Company nor any of its subsidiaries shall have incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock; and there shall not have been any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants or conversion of convertible securities), or any material change in the short-term or long-term debt of the Company (other than as a result of the conversion of convertible securities), or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock of the Company or any of its subsidiaries, or any Material Adverse Change or any development involving a prospective Material Adverse Change (whether or not arising in the ordinary course of business), or any loss by strike, fire, flood, earthquake, accident or other calamity, whether or not covered by insurance, incurred by the Company or any subsidiary, the effect of which, in any such case described above, in the judgment of the Representative, makes it impractical or inadvisable to offer or deliver the Securities on the terms and in the manner contemplated in the Disclosure Package and in the Prospectus.

(d)       Opinion of Company Counsel. On each Closing Date, there shall have been furnished to the Underwriters the opinion and 10b-5 statement of Olshan Frome Wolosky LLP, counsel for the Company, dated such Closing Date and addressed to the Underwriters in substantially the form attached hereto as Exhibit B.

(e)       Opinion of Underwriters Counsel. On each Closing Date, there shall have been furnished to the Underwriters such opinion or opinions from McGuireWoods LLP, counsel for the Underwriters, dated such Closing Date and addressed to the Underwriters, with respect to such matters as the Underwriters reasonably may request, and such counsel shall have received such papers and information as they request to enable them to pass upon such matters.

(f)       Comfort Letter. On the date hereof, on the effective date of any post-effective amendment to the Registration Statement filed after the date hereof and on each Closing Date the Underwriters shall have received from Ram Associates a letter dated such date and addressed to the Underwriters, in form and substance satisfactory to the Underwriters, containing statements and information of the type ordinarily included in accountant’s “comfort letters” to underwriters, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the respective audited and unaudited financial statements and certain financial information contained in the Registration Statement and the Prospectus for which such accountant was engaged by the Company.

(g)       Officers’ Certificate. On each Closing Date, there shall have been furnished to the Underwriters a certificate, dated such Closing Date and addressed to the Underwriters, signed by the chief executive officer and by the chief financial officer of the Company, to the effect that:

(i)       The representations and warranties of the Company in this Agreement are true and correct as if made at and as of such Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date;

(ii)       No stop order or other order suspending the effectiveness of the Registration Statement or any part thereof or any amendment thereof or the qualification of the Securities for offering or sale nor suspending or preventing the use of the Disclosure Package, the Prospectus or any issuer free writing prospectus, has been issued, and no proceeding for that purpose has been instituted or, to the best of their knowledge, is contemplated by the Commission or any state or regulatory body;

(iii)       Any and all filings required by Rules 424, 430A, and 433 under the Securities Act have been timely made;

(iv)       The signers of said certificate have carefully examined the Registration Statement and the Disclosure Package and the Prospectus, and any amendments or supplements thereto, and such documents contain all statements and information required to be included therein; the Registration Statement or any amendment thereto does not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and the Disclosure Package and the Prospectus or any supplements thereto do not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(v)       Since the effective date of the Registration Statement, there has occurred no event required to be set forth in an amendment or supplement to the Registration Statement or the Disclosure Package and the Prospectus which has not been so set forth; and

(vi)       Affirms the accuracy of the matters set forth in subsection (c) of this Section 4.

(h)       CFO Certificate. On the date of this Agreement and on each Closing Date, as the case may be, the Company shall have furnished to the Underwriters a certificate, dated the respective dates of delivery thereof and addressed to the Underwriters, of its Chief Financial Officer with respect to certain financial data contained in the Disclosure Package and the Prospectus, providing “management comfort” with respect to such information, in form and substance reasonably satisfactory to the Underwriters.

(i)       Good Standing. The Underwriters shall have received on and as of the First Closing Date and Second Closing Date, as the case may be, satisfactory evidence of the good standing of the Company and each Significant Subsidiary in their respective jurisdictions of incorporation.

(j)       Lock-Up Agreement. The Representative shall have received all of the Lock-Up Agreements referenced in Section 3 and the Lock-Up Agreements shall remain in full force and effect.

(k)       Warrant Agent Agreement. As of the date hereof, the Company and the Warrant Agent shall have executed the Warrant Agent Agreement and the Warrant Agent Agreement shall be in full force and effect.

(l)        FINRA No Objections. FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

(m)      Change in Law. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the First Closing Date or the Second Closing Date, as the case may be, prevent the issuance or sale of the Securities by the Company; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the First Closing Date or the Second Closing Date, as the case may be, prevent the issuance or sale of the Securities by the Company.

(n)       Other Documents. The Company shall have furnished to the Underwriters and counsel for the Underwriters such additional documents, certificates and evidence as the Underwriters or their counsel may have reasonably requested.

(o)       Exchange Listing. The Securities to be delivered on such Closing Date have been approved for listing on NASDAQ, subject to official notice of issuance.

All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are satisfactory in form and substance to the Underwriters and counsel for the Underwriters. The Company will furnish the Underwriters with such conformed copies of such opinions, certificates, letters and other documents as the Underwriters shall reasonably request. If any of the conditions specified in this Section 4 shall not have been fulfilled when and as required by this Agreement, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the First Closing Date or the Second Closing Date, as the case may be, by the Underwriters. Any such cancellation shall be without liability of the Underwriters to the Company. Notice of such cancellation shall be given to the Company in writing, or by telegraph or telephone and confirmed in writing.

5.       Indemnification and Contribution.

(a)       Indemnification by the Company. The Company agrees to indemnify and hold harmless each Underwriter, each Underwriter’s affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any losses, claims, damages or liabilities (including reasonable cost of investigation), joint or several, to which such Underwriter may become subject, under the Act or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any breach of any representation, warranty or covenant of the Company contained herein, (ii) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereof), the Disclosure Package, any Issuer Free Writing Prospectus or the Prospectus (the term Prospectus for the purpose of this Section 5(a) being deemed to include the preliminary prospectus included in the Registration Statement at the time it became effective, the Prospectus and the Prospectus as amended or supplemented by the Company), (iii) any omission or alleged omission to state a material fact required to be stated in any such Registration Statement, or necessary to make the statements made therein not misleading, or (iv) any omission or alleged omission from the Disclosure Package, any Issuer Free Writing Prospectus, Prospectus of a material fact necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading, and will reimburse such Underwriter or any such affiliates, directors and officers or controlling person for any legal or other expenses reasonably incurred by it in connection with investigating or defending against such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Underwriters specifically for use in the preparation thereof; it being understood and agreed that the only information furnished by the Underwriters consists of the information described as such in Section 5(e). The indemnity agreement set forth in this Section 5(a) shall be in addition to any liability which the Company may otherwise have.

In addition to its other obligations under this Section 5(a), the Company agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 5(a), it will reimburse each Underwriter on a monthly basis for all reasonable legal fees or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding upon presentation of a written accounting in reasonable detail (but without the need to include the underlying statements or evidence of payment), notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company’s obligation to reimburse such Underwriter for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, the relevant Underwriter or Underwriters shall promptly return it to the Company, together with interest, compounded daily, determined on the basis of the prime rate (or other commercial lending rate for borrowers of the highest credit standing) announced from time to time by Wells Fargo Bank, N.A. (the “Prime Rate”). Any such interim reimbursement payments which are not made to any Underwriter within 30 days of a request for reimbursement shall bear interest at the Prime Rate from the date of such request.

(b)       Indemnification by the Underwriters. Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company, its affiliates, directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Act and Section 20 of the Exchange Act, from and against any losses, claims, damages or liabilities, joint or several, to which the Company may become subject, under the Act or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the relevant Underwriter), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Disclosure Package, the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by the Underwriters specifically for use in the preparation thereof (it being understood and agreed that the only information furnished by the Underwriters consists of the information described as such in Section 5(e)), and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending against any such loss, claim, damage, liability or action as such expenses are incurred. The indemnity agreement set forth in this Section 5(b) shall be in addition to any liabilities that the relevant Underwriter may otherwise have.

(c)       Notice and Procedures. Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party except to the extent such indemnifying party has been materially prejudiced by such failure (through the forfeiture of substantive rights or defenses). In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of the indemnifying party’s election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that if, in the sole judgment of an Underwriter, it is advisable for such Underwriter to be represented by separate counsel, such Underwriter shall have the right to employ a single counsel (in addition to local counsel) to represent such Underwriter, in which event the reasonable fees and expenses of such separate counsel shall be borne by the indemnifying party or parties and reimbursed to such Underwriter as incurred. An indemnifying party shall not be obligated under any settlement agreement relating to any action under this Section 5 to which it has not agreed in writing. In addition, no indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld or delayed), effect any settlement of any pending or threatened proceeding unless such settlement includes an unconditional release of such indemnified party for all liability on claims that are the subject matter of such proceeding and does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party. Notwithstanding the foregoing, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel pursuant to this Section 5(c), such indemnifying party agrees that it shall be liable for any settlement effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(d)       Contribution; Limitations on Liability; Non-Exclusive Remedy. If the indemnification provided for in this Section 5 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the respective Underwriter on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the respective Underwriter on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the respective Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by such Underwriter, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the relevant Underwriter and the parties’ relevant intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this subsection (d). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the Securities purchased by it hereunder exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 5 are not exclusive and shall not limit any rights or remedies that might otherwise be available to any indemnified party at law or in equity.

(e)       Information Provided by the Underwriters. The Representative confirms, on behalf of the Underwriters, and the Company acknowledges that the statements with respect to the public offering of the Securities by the Underwriters set forth under “Name of Underwriter” and in the third paragraph under the caption “Underwriting” in the Disclosure Package and in the Prospectus are correct and constitute the only information concerning the Underwriter furnished in writing to the Company by the Underwriter specifically for inclusion in the Registration Statement, any Preliminary Prospectus, the Disclosure Package, the Prospectus or any issuer free writing prospectus (such information being the “Underwriter Information”).

6.       Representations and Agreements to Survive Delivery. All representations, warranties, and agreements of the Company and the Underwriters herein or in certificates delivered pursuant hereto, including but not limited to the agreement of the Company and the Underwriters contained in Section 5 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Underwriters or any controlling person thereof, or the Company or any of its officers, directors, or controlling persons, and shall survive delivery of, and payment for, the Securities to and by the Underwriters hereunder and any termination of this Agreement.

7.       Termination of this Agreement.

(a)       Right to Terminate. The Underwriters, acting jointly and not severally, shall have the right to terminate this Agreement by giving notice to the Company as hereinafter specified at any time at or prior to the First Closing Date, and the option referred to in Section 2(b), if exercised, may be cancelled at any time prior to the Second Closing Date, if (i) the Company shall have failed, refused or been unable, at or prior to such Closing Date, to perform any agreement on its part to be performed hereunder, (ii) any condition of the Underwriters’ obligations hereunder is not fulfilled, (iii) trading in the Company’s Common Stock shall have been suspended by the Commission or NASDAQ or trading in securities generally on the NYSE MKT, NASDAQ Stock Market, the New York Stock Exchange or any other nationally recognized securities exchange in the United States shall have been suspended, (iv) minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the NYSE MKT, NASDAQ Stock Market or New York Stock Exchange, by such Exchange or by order of the Commission, FINRA or any other Governmental Authority having jurisdiction, (v) a banking moratorium shall have been declared by federal or New York state authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States, or (vi) there shall have occurred any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration by the United States of a national emergency or war, any material adverse change in financial markets, any substantial change or development involving a prospective substantial change in United States or international political, financial or economic conditions, or any other calamity or crisis that, in the judgment of the Representative, is material and adverse and makes it impractical or inadvisable to proceed with the completion of the sale of and payment for the Securities. Any termination of this Agreement pursuant to this Section 7(a) shall be without liability on the part of the Company or the Underwriters, except as otherwise provided in Sections 3(a)(vii), 5 or 14 hereof.

(b)       Notice of Termination. If the Underwriters elect to terminate this Agreement as provided in this Section, the Company shall be notified promptly by the Representative by telephone, confirmed by letter.

(c)       Effect of Termination. No party shall be relieved of any liability under this Agreement arising from any breach of its obligations hereunder occurring prior to termination of this Agreement as a result of the termination of this Agreement.

8.       Notices. Except as otherwise provided herein, all communications hereunder shall be in writing and, if to the Representative, shall be mailed via overnight delivery service or hand delivered via courier to Northland Securities, Inc., 45 South Seventh Street, Suite 2000, Minneapolis, Minnesota 55402, Attention: Investment Banking; if to the Company, shall be mailed or delivered to it at AMERI Holdings, Inc., 100 Canal Pointe Blvd., Suite 108, Princeton, NY 08540 USA, Attention: Giri Devanur, President and Chief Executive Officer; or in each case to such other address as the person to be notified may have requested in writing. Any party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

9.       Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns and the controlling persons, officers and directors referred to in Section 5. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained. The term “successors and assigns” as herein used shall not include any purchaser, as such purchaser, of any of the Securities from the Underwriters.

10.       Absence of Fiduciary Relationship. The Company acknowledges and agrees that: (a) the Underwriters have been retained solely to act as underwriters in connection with the sale of the Securities and that no fiduciary, advisory or agency relationship between the Company and the Underwriters have been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Underwriters have advised or are advising the Company on other matters; (b) the price and other terms of the Securities set forth in this Agreement were established by the Company following discussions and arms-length negotiations with the Underwriters and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (c) it has been advised that the Underwriters and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Underwriters have no obligation to disclose such interest and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; (d) it has been advised that the Underwriters are acting, in respect of the transactions contemplated by this Agreement, solely for the benefit of the Underwriters, and not on behalf of the Company; (e) it waives to the fullest extent permitted by law, any claims it may have against the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty in respect of any of the transactions contemplated by this Agreement and agrees that the Underwriters shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

11.       Default by an Underwriter.

(a) If an Underwriter shall default in its obligation to purchase the Firm Securities or the Option Securities, if the over-allotment option is exercised pursuant to Section 2(b) hereunder, and if the number of the Firm Securities or Option Securities to which such default relates does not exceed in the aggregate ten percent (10%) of the number of Firm Securities or Option Securities, as applicable, that the Underwriters together have agreed to purchase hereunder, then such Firm Securities or Option Securities to which the default relates shall be purchased by the non-defaulting Underwriters in proportion to their respective commitments hereunder.

(b) In the event that the default addressed in Section 11(a) relates to more than ten percent (10%) of the Firm Securities or Option Securities, the non-defaulting Underwriter may, in its discretion, arrange for itself or for another party or parties to purchase such Firm Securities or Option Securities to which such default relates on the terms contained herein. If, within one (1) business day after such default relating to more than ten percent (10%) of the Firm Securities or Option Securities the non-defaulting Underwriter does not arrange for the purchase of such Firm Securities or Option Securities, then the Company shall be entitled to a further period of three (3) business days within which to procure another party or parties satisfactory to the non-defaulting Underwriter to purchase said Firm Securities or Option Securities on such terms. In the event that neither the non-defaulting Underwriters nor the Company arrange for the purchase of the Firm Securities or Option Securities to which a default relates as provided in this Section 11, this Agreement will terminate automatically without liability on the part of the Company (except as provided in Section 3(a)(vii), Section 5 and Section 14 hereof) or the several Underwriters (except as provided in Section 5 hereof); provided, however, that if such default occurs with respect to the Option Securities, this Agreement will not terminate as to the Firm Securities; and provided, further, that nothing herein shall relieve a defaulting Underwriter of its liability, if any, to the other Underwriters and to the Company for damages occasioned by its default hereunder.

(c) In the event that the Firm Securities or Option Securities to which the default relates are to be purchased by the non-defaulting Underwriter, or are to be purchased by another party or parties as aforesaid, the Underwriters or the Company shall have the right to postpone the First Closing Date or Second Closing Date for a reasonable period, but not in any event exceeding five (5) business days, in order to effect whatever changes may thereby be made necessary in the Registration Statement, the Disclosure Package or the Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment to the Registration Statement, the Disclosure Package or the Prospectus that in the opinion of counsel for the Underwriters may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any party substituted under this Section 11 with like effect as if it had originally been a party to this Agreement with respect to the Securities.

12.       Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. The Underwriters and the Company: (a) agree that any legal suit, action or proceeding arising out of or relating to this Agreement and/or the transactions contemplated hereby shall be instituted exclusively in the Supreme Court of the State of New York, New York County, or in the United States District Court for the Southern District of New York; (b) waive any objection which they may have now or hereafter to the venue of any such suit, action or proceeding; and (c) irrevocably consent to the jurisdiction of the Supreme Court of the State of New York, New York County, or of the United States District Court for the Southern District of New York in any such suit, action or proceeding. The Underwriters and the Company further agree to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the Supreme Court of the State of New York, New York County, or in the United States District Court for the Southern District of New York and agrees that service of process upon the Company mailed by certified mail to the Company’s address or delivered via overnight delivery shall be deemed in every respect effective service of process upon the Company, in any such suit, action or proceeding, and service of process upon the Underwriters mailed by certified mail to the Underwriters’ address or delivered via overnight delivery shall be deemed in every respect effective service of process upon the Underwriters, in any such suit, action or proceeding. THE COMPANY (ON BEHALF OF ITSELF, THE SUBSIDIARIES AND, TO THE FULLEST EXTENT PERMITTED BY LAW, ON BEHALF OF ITS RESPECTIVE EQUITY HOLDERS AND CREDITORS) HEREBY WAIVES ANY RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED UPON, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, THE REGISTRATION STATEMENT AND THE PROSPECTUS.

13.       Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original and all such counterparts shall together constitute one and the same instrument.

14.       General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof, including that certain engagement letter dated October 16, 2017 (the “Engagement Letter”), with the exception of Section 4(b) (“Fee Tail”) and Section 11 (“Future Services”) of the Engagement Letter, which are incorporated by reference into this Agreement and shall form part of this Agreement and survive any Termination of this Agreement for the durations specified in such Sections. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

[Signature Page Follows]

Please sign and return to the Company the enclosed duplicates of this letter whereupon this letter will become a binding agreement between the Company and the Underwriters in accordance with its terms.

Very truly yours, AMERI Holdings, Inc.
By
Name:	Giri Devanur
Title:	President and Chief Executive Officer

Confirmed as of the date first

above mentioned.

Northland Securities, Inc.

As representative of the several Underwriters

Named on Schedule IV hereto

By
Name:
Title:

[Signature Page to Purchase Agreement]

SCHEDULE I

Certain Permitted Free Writing Prospectuses

[None]

SCHEDULE II

Pricing Information

Firm Shares: [   •   ] shares

Firm Warrants: [   •   ] warrants

Option Shares: [   •   ] shares

Option Warrants: [   •   ] warrants

Warrant Exercise Price: $[   •   ]

Price to the public: $[   •   ] per share

Price to the Underwriter: $[   •   ] per share

SCHEDULE III

List of Individuals and Entities Executing Lock-Up Agreements

Jeffrey E. Eberwein

Srinidhi Devanur

Giri Devanur

Viraj Patel

Dimitrios J. Angelis

Dr. Arthur M. Langer

Robert G. Pearse

Dhruwa N. Raj

Venkatraman Balakrishnan

Lone Star Value Management, LLC

Schedule IV

Underwriters

Underwriter	Firm Shares	Firm Warrants	Option Shares	Option Warrants

Northland Securities, Inc.
Barrington Research Associates, Inc.

EXHIBIT A

Name:_________________________

Common Stock Lock-Up Agreement

[   •   ], 2017

Northland Securities, inc.

45 South Seventh Street, Suite 2000

Minneapolis, Minnesota 55402

Ladies and Gentlemen:

The undersigned, a stockholder, officer and/or director of AMERI Holdings, Inc., a Delaware corporation (the “Company”), understands that Northland Securities, Inc. (the “Representative”) proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with the Company providing for the public offering of shares (the “Offering”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”). In recognition of the benefit the Offering will confer upon the undersigned as a stockholder and/or, if applicable, an officer and/or director, of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each Underwriter to be named in the Underwriting Agreement that, during the period beginning on the date hereof and ending on the date that is 90 days from the date of the final prospectus supplement filed by the Company with the Securities and Exchange Commission (the “Lock-Up Period”), the undersigned will not, without the prior written consent of the Representative, (i) directly or indirectly, offer, pledge, sell, assign, transfer, lend, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of the Company’s Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (collectively, the “Lock-Up Securities”), or exercise any right with respect to the registration of any of the Lock-up Securities, or file or cause to be filed any registration statement in connection therewith, under the Securities Act of 1933, as amended; (ii) enter into any swap, hedge or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise; or (iii) engage in any short selling of any Lock-Up Securities.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may, transfer the Lock-Up Securities, without the prior written consent of the Representative:

(a)       provided that (1) the Representative receives a signed lock-up agreement for the balance of the lockup period from each donee, trustee, distributee or transferee, as the case may be, (2) any such transfer shall not involve a disposition for value, (3) with respect to clauses (i) through (v) below, such transfers are not required to be reported with the Securities and Exchange Commission on Form 4 in accordance with Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (4) the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers:

(i)       as a bona fide gift or gifts or for bona fide estate planning purposes; or

(ii)       by will or intestate succession upon the death of the undersigned; or

(iii)       to any trust or other entity for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin), or if the undersigned is a trust, to any beneficiary (including such beneficiary’s estate) of the undersigned; or

(iv)       as a distribution to limited partners, general partners, limited liability company members or stockholders of the undersigned; or

(v)       to the undersigned’s affiliates or to any investment fund or other entity controlled or managed by the undersigned; or

(vi)       by operation of law, including pursuant to a domestic order, a negotiated divorce settlement or other court order; provided that to the extent a filing under the Exchange Act, if any, is required by or on behalf of the undersigned, such filing shall indicate that the filing relates to the circumstances described in this clause (vi); or

(b)       by exercise of any option or warrant for cash or transfer of Lock-Up Securities to the Company upon a vesting event of the Company’s securities, pursuant to arrangements under which the Company has the option to repurchase such shares or a right of first refusal with respect to transfers of such shares or upon the exercise or conversion of options or warrants to purchase the Company’s securities, in each case, on a “cashless” or “net exercise” basis or to cover tax withholding obligations of the undersigned in connection with such vesting or exercise, provided that (1) any filing under Section 16 of the Exchange Act made during the Lock-Up Period shall clearly indicate in the footnotes thereto that (A) the filing relates to the circumstances described above and (B) no Lock-Up Securities were sold by the undersigned and (2) the undersigned does not otherwise voluntarily effect any other public filing or report regarding such transfers during the Lock-Up Period; or

(c)       by any conversion of shares of preferred stock of the Company into shares of Common Stock of the Company, provided that any shares of Common Stock received upon such conversion remain subject to the terms of this lock-up agreement; or

(d)       by transfer of Lock-Up Securities pursuant to a bona fide third party tender offer, merger, consolidation or other similar transaction made to all holders of Lock-Up Securities involving a change of control of the Company approved by the Company’s board of directors, provided that in the event that the tender offer, merger, consolidation or other such transaction is not completed, the Lock-Up Securities owned by the undersigned shall remain subject to the restrictions contained in this lock-up agreement. For purposes of this lock-up agreement, “change of control” means the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons (other than an Underwriter pursuant to the Offering), of the Company’s voting securities if, after such transfer, such person or group of affiliated persons would hold more than 50% of the outstanding voting securities of the Company (or the surviving entity).

In addition, the restrictions on transfer and disposition of the Lock-Up Securities during the Lock-Up Period shall not apply to the repurchase of Lock-Up Securities by the Company in connection with the termination of the undersigned’s employment or other service with the Company, provided that to the extent a filing under the Exchange Act, if any, is required by or on behalf of the undersigned, such filing shall indicate that the disposition of Lock-Up Securities was made back to the Company in connection with the undersigned’s employment termination.

Nothing in this lock-up agreement shall preclude the establishment of a new trading plan meeting the requirements of Rule 10b5-1 under the Exchange Act; provided, that (i) no public report or filing under Section 16 of the Exchange Act shall be required during the Lock-Up Period, (ii) the undersigned does not otherwise voluntarily effect any public filing or report regarding the establishment of such plan during the Lock-Up Period and (iii) no sales are made during the Lock-Up Period pursuant to such plan.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Lock-Up Securities except in compliance with the foregoing restrictions. This lock-up agreement shall automatically terminate, and the undersigned shall be released from its obligations hereunder upon the earliest to occur, if any, of (a) November 30, 2017, in the event that the Underwriting Agreement has not been executed by such date (provided, that the Company may by written notice to the undersigned prior to November 30, 2017 extend such date for a period of up to an additional three months), (b) the date the Company notifies the Representative in writing prior to the date of execution of the Underwriting Agreement that it does not intend to proceed with the Offering or (c) the date the Underwriting Agreement (other than the provisions thereof that survive termination) shall terminate or be terminated prior to payment for and delivery of the shares of Common Stock to be sold thereunder.

The undersigned understands that the Company and the Representative are relying upon this lock-up agreement in proceeding toward consummation of the Offering. The undersigned further understands that this lock-up agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns. The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this agreement. This agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Very truly yours,

Printed Name of Holder

Signature

Printed Name & Title of Person Signing
(if signing as custodian, trustee, or on behalf of an entity)

EXHIBIT B

Form of Company Counsel Opinion

(i)       Each of the Company and its subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation. Each of the Company and its subsidiaries has full corporate power and authority to own its properties and conduct its business as currently being carried on and as described in the Registration Statement, in the Disclosure Package and in the Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction listed on Schedule A attached hereto.

(ii)        The capital stock of the Company conforms as to legal matters to the description thereof contained in the Disclosure Package and in the Prospectus. All of the issued shares of capital stock of each of the subsidiaries of the Company have been duly authorized and are validly issued, fully paid and nonassessable, and are owned of record directly or indirectly by the Company. The Company has authorized capital stock as described in the Disclosure Package and in the Prospectus.

(iii)        The Firm Shares [and Option Shares] to be issued and sold by the Company pursuant to the Underwriting Agreement have been duly authorized and, when issued, delivered and paid for in accordance with the terms of the Underwriting Agreement, will have been validly issued and will be fully paid and nonassessable. Except as otherwise stated in the Registration Statement, in the Disclosure Package and in the Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any shares of Common Stock pursuant to the Company’s charter, by-laws or any agreement or other instrument known to such counsel to which the Company is a party or by which the Company is bound. To our knowledge, neither the filing of the Registration Statement nor the offering or sale of the Securities as contemplated by the Underwriting Agreement gives rise to any rights, which are entitled to be exercised, for or relating to the registration of any shares of Common Stock or other securities of the Company.

(iv)       All corporate action required to be taken for the authorization, issuance and sale of the Warrants have been duly and validly taken; the shares of Common Stock issuable upon exercise of the Warrants have been duly authorized and reserved for issuance by all necessary corporate action on the part of the Company and when paid for and issued in accordance with the Warrant and Warrant Agent Agreement, such shares of Common Stock will be validly issued, fully paid and non-assessable; the holders thereof are not and will not be subject to personal liability by reason of being such holders; and such shares of Common Stock are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company.

(v)       The Registration Statement has become effective under the Securities Act and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or, to the knowledge of such counsel, threatened by the Commission.

(vi)        The descriptions in the Registration Statement, in the Disclosure Package and in the Prospectus of statutes, regulations, legal and governmental proceedings, contracts and other documents are accurate and fairly present the information required to be shown; and we do not know of any statutes, regulations, legal or governmental proceedings or contracts or other documents required to be described in the Disclosure Package or in the Prospectus (or required to be filed under the Exchange Act if upon such filing they would be incorporated in whole or in part, by reference therein) or included as exhibits to the Registration Statement that are not described or included as required.

(vii)        The Company has full corporate power and authority to execute, deliver and perform its obligations under the Underwriting Agreement, the Warrants and the Warrant Agent Agreement, including the issuance, sale and delivery of the Securities in accordance with the terms thereof, and the Underwriting Agreement, the Warrants and the Warrant Agent Agreement have been duly authorized, executed and delivered by the Company.

(viii)        None of (A) the execution, delivery and performance of the Underwriting Agreement, the Warrants or the Warrant Agent Agreement by the Company or the transactions contemplated thereby or (B) the offering, issuance or sale of the Securities pursuant to the terms of the Underwriting Agreement for the consideration provided therein (a) constitutes or will constitute a violation of the Certificate of Incorporation of the Company, as amended, or Bylaws of the Company, (b) results or will result in a violation of the laws of the State of Delaware or U.S. federal law or (c) constitutes or will constitute a breach or violation of, a change of control or a default under (or an event that, with notice or lapse of time or both, would constitute such an event), any document or agreement filed as an exhibit to the Registration Statement or the annual report on Form 10-K for the year ended December 31, 2016; provided, however, that we express no opinion pursuant to this paragraph (viii) with respect to state securities or federal or state anti-fraud statutes, rules or regulations.

(ix)        No consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the execution, delivery and performance of the Underwriting Agreement, the Warrants and the Warrant Agent Agreement or for the consummation of the transactions contemplated thereby, including the issuance or sale of the Securities by the Company, except such as may be required under the Securities Act, FINRA rules, the NASDAQ Capital Market or state securities or blue sky laws, except those such that the failure to obtain would not reasonably be expected to have a Material Adverse Effect or materially impair the ability of the Company to consummate the transactions contemplated by the Underwriting Agreement, the Warrants and the Warrant Agent Agreement and those that have been previously made or obtained.

(x)        The Registration Statement, Disclosure Package and the Prospectus (except for the financial statements and the notes and the schedules thereto and the other financial information included in the Registration Statement, the Disclosure Package or the Prospectus, as to which we do not express an opinion) comply as to form in all material respects with respect to the applicable requirements of the Securities Act.

(xi)        Any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b).

(xii)        The Company is, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Prospectus, will not be not an “investment company,” as that term is defined in the Investment Company Act of 1940, as amended.

(xiii)        To our knowledge, the Company and each of its subsidiaries owns or has the right to use pursuant to a valid and enforceable written license or other legally enforceable right, all Intellectual Property necessary for the conduct of the Company’s and its subsidiaries’ business as now conducted or as described in the Registration Statement, the Disclosure Package and the Prospectus to be conducted.

(xiv)        To our knowledge, there is no pending or threatened, action, suit, proceeding or claim by others challenging the Company’s or any its subsidiaries’ rights in or to any of their Intellectual Property or the validity or scope of any such Intellectual Property.

(xv)        To our knowledge, (a) neither the Company nor any of its subsidiaries is infringing, misappropriating or violating any Intellectual Property of others, and (b) there are no infringements, misappropriations or violations by others of any of the Intellectual Property rights of the Company or its subsidiaries, which in our judgment could affect materially the use thereof by the Company or its subsidiaries.

(xvi)        We are not aware of any material fact with respect to the patent applications of the Company or its subsidiaries that would (a) preclude the issuance of patents with respect to such applications in due course and with appropriate amendment or (b) lead us to conclude that such patents, when issued, would not be valid and enforceable in accordance with applicable regulations.

(xvii)        To our knowledge, each inventor named in a patent application of, each attorney who prepares or prosecutes patent applications for, and other persons involved in the preparation or prosecution of patent applications who are associated with the inventor or assignee of the patent application of the Company or its subsidiaries have complied with the U.S. Patent and Trademark Office’s duty of candor and disclosure for the patent applications of the Company and its subsidiaries.

(xviii)        The statements included in the Registration Statement, Disclosure Package and the Prospectus under the captions “Prospectus Summary—The Offering” and “Description of the Capital Stock,” insofar as they purport to constitute summaries of the terms of the Securities, are accurate summaries of the terms of such Securities in all material respects.

(xix)        To our knowledge, the Registration Statement (except as to the financial statements and schedules, related notes and other financial and statistical data derived therefrom, as to which we express no comment), at the time that the Registration Statement was deemed to have become effective with respect to you on November [•], 2017, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(xx)        To our knowledge, the Disclosure Package (except as to the financial statements and schedules, related notes and other financial and statistical data derived therefrom, as to which we express no comment) as of the Time of Sale, did not contain any untrue statement of a material fact or omit to state a material fact necessary, in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(xxi)        To our knowledge, the Prospectus (except as to the financial statements and schedules, related notes and other financial and statistical data derived therefrom, as to which we express no comment) as of its date or dates as amended or supplemented, as applicable, and as of the date hereof did not and does not contain any untrue statement of a material fact and did not or does not omit to state a material fact necessary, in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

EXHIBIT C

Form of Warrant Agent Agreement

[To be provided]

C-1